Exhibit 99.2

Pixelworks, Inc. 2Q 2025 Conference Call
Tuesday, August 12, 2025

Operator
Good day ladies and gentlemen, and welcome to Pixelworks Inc.’s second quarter 2025 earnings conference call. I will be your operator for today’s call. At this time, all participants are in a listen-only mode. Following management’s prepared remarks, instructions will be given for the question-and-answer session. This conference call is being recorded for replay purposes. I would now like to turn the call over to Brett Perry with Shelton Group Investor Relations.
Brett Perry
Good afternoon and thank you for joining today’s call. With me on the call are Pixelworks’ President and CEO, Todd DeBonis, and Chief Financial Officer, Haley Aman. The purpose of today's conference call is to supplement the information provided in Pixelworks' press release issued earlier today announcing the Company's financial results for the second quarter of 2025.
Before we begin, I would like to remind you that various remarks we make on this call, including those about our projected future financial results, economic and market trends and our competitive position constitute forward-looking statements. These forward-looking statements and all other statements made on this call that are not historical facts are subject to a number of risks and uncertainties that may cause actual results to differ materially.
All forward-looking statements are based on the Company's beliefs as of today, Tuesday, August 12, 2025. The Company undertakes no obligation to update any such statements to reflect events or circumstances occurring after today. Please refer to today's press release, the Company’s annual report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings for a description of factors that could cause forward-looking statements to differ materially from actual results.
Additionally, the Company's press release and management statements during this conference call will include discussions of certain measures and financial information in GAAP and non-GAAP terms, including gross margin, operating expenses, net loss, and net loss per share. Non-GAAP measures exclude restructuring costs and stock-based compensation expense as well as the tax effect of the non-GAAP adjustments.
The Company uses these non-GAAP measures internally to assess its operating performance. We believe these non-GAAP measures provide a meaningful perspective on our core operating results and underlying cash flow dynamics. We caution investors to consider these measures in addition to, and not as a substitute for nor superior to, the Company's consolidated financial results as presented in accordance with GAAP.
Please note, throughout the Company's press release and management statements during this conference, we refer to net loss attributable to Pixelworks, Inc. as simply net loss. Also note, on June 6, 2025, the Company effected a one-for-twelve reverse stock split of the Company’s common stock, and all shares of the Company’s common stock, per-share data and related information included in today’s published condensed consolidated financial statements have been retroactively adjusted as though the Reverse Stock Split had been effected prior to all periods presented. For additional details and reconciliations of GAAP to non-GAAP net loss and GAAP net loss to adjusted EBITDA, please refer to the Company’s press release issued earlier today.
With that, I will now turn the call over to Pixelworks’ CEO, Todd DeBonis, for his opening remarks.
Todd DeBonis
Thank you, Brett. Good afternoon and welcome to everyone on the phone and webcast. We appreciate you joining us for today’s conference call.
Earlier today we reported top and bottom-line results that were within our guidance and reflected our expectations for a return to sequential revenue growth in second quarter. Gross margin came in better than anticipated due to yield improvements on a ramping new co-development projector SoC. We also realized another step-down in recurring costs, with second quarter operating expenses decreasing more than $3 million year-over-year – to below $10 million.
Staying with the same order of our most recent calls, I’ll start with an update on our TrueCut Motion business, then provide remarks specific to our majority owned Pixelworks Shanghai subsidiary and the strategic review process.

Starting with our TrueCut Motion platform. Following a quiet first half of the year in terms of new titles across the industry, we’ve recently been credited in three new theatrical releases. First, in early July, Universal Picture’s Jurassic World Rebirth, then earlier this month, DreamWorks Animation’s The Bad Guys 2, and yesterday we announced Universal Pictures’ Nobody 2.
As discussed in the past, exhibitors are investing significantly in the laser PLF theater upgrades that drive higher box office revenues. TrueCut Motion delivers major improvements to the viewing experience in these theaters, and exhibitors are increasingly asking for the format, driving increased pull for TrueCut Motion at the studios. Notably, China’s flagship “Cinity” theaters promoted that Jurassic World Rebirth was exclusively available in the TrueCut Motion format on their screens. Studios understand that premium screens generate an outsized portion of box office sales, so we confidently expect to see expanded presence of the TrueCut Motion format and brand in theaters worldwide.
While exhibitor and audience pull are growing, an important indication of studio and filmmaker acceptance is the quality and success of the titles on which we have been credited. As of today, titles that utilized TrueCut Motion have achieved over four billion dollars at the box office, proving that our current studio partners Universal, DreamWorks, Disney, Legendary and Lightstorm see the value that TrueCut brings to their tent pole production films. These encouraging results clearly show that we are moving towards sustained growth for titles and brand awareness.
Also notable, we were excited to recently receive confirmation that in advance of the scheduled theatrical release of “Avatar: Fire and Ash” in December, James Cameron's highly successful “Avatar: The Way of Water” will return to selected IMAX screens in October, using the TrueCut Motion format.
Based on our recent momentum we believe TrueCut Motion format is quickly moving towards becoming a standard in Premium Large Format cinemas. With cinema format standards a leading indicator of future home entertainment standards, there is a growing consumer desire to bring the TrueCut Motion PLF experience home.
The first home entertainment device to support TrueCut Motion is also one of the world’s best ways to watch movies outside the cinema, namely the Apple Vision Pro. Streaming services Disney+ and Apple TV+ both brought Avatar: The Way of Water, and the 4K re-release of the original Avatar to their respective platforms and apps for this device. We encourage anyone who has the opportunity and wants to fully appreciate what TrueCut Motion can do for the movie experience, to watch either title on the Apple Vision Pro and compare that experience to titles that don’t utilize TrueCut Motion format.
Recognizing the differentiated sales opportunity and growing consumer awareness, premium streaming services and home entertainment device brands are engaging closely with us to roll-out the format.
Turning to an update on our Pixelworks Shanghai subsidiary. As a reminder and for newer participants on today’s call – As part of strategic realignment initiated in the 2021 timeframe, we restructured our Shanghai-based subsidiary to serve as the center of operations for all Pixelworks’ semiconductor business. This includes all generations of our open market and co-developed visual display processing chips for both the digital projector and mobile markets, as well as previously end-of-life’d transcoding chips for video delivery.
Starting with an update on the Mobile business. Second quarter mobile revenue had a similar profile to the prior quarter, with shipments largely in support of residual demand from customers’ previously launched smartphone models. Although design-ins for newly launched smartphones and the expected revenue recovery has taken longer to materialize, we remain committed to several existing engagements that we believe will contribute to achieving renewed mobile growth over the coming quarters.
Our strategy and efforts are focused on two defined approaches based on market segment. The first is expansion of our served target market with a new, low-cost mobile graphics accelerator solution for mid- and entry-level smartphones. Our open market roadmap will continue to focus on improving the visual performance of graphics, animation and gaming in mobile phones with ASP’s below $350. We have created a completely new architecture to dramatically improve the performance of Application Processors used in this market segment. Second, we will continue to pursue the premium gaming experience for mobile phones with ASP’s over $350 with our current X7prime and X8 Flagship mobile visual processors. Within this premium segment, we have seen growing interest and a trend toward more customer-optimized solutions – and going forward we are increasingly focused on IP licensing and custom design engagements.

Highlighting our most recent win resulting from an in-depth collaboration with the customer, over the weekend OPPO’s affiliate brand realme previewed their upcoming launch of its realme P4 series in India on August 20th. Both the realme P4 and P4 Pro smartphones were explicitly marketed as incorporating Pixelworks’ X7 Gen 2 visual processor. The realme P4 series will be the first phones in this segment of the market to feature dual chips based on our distributed rendering architecture. The P4 Pro model pairs our X7 visual processor alongside a Snapdragon 7 Gen 4 applications processor, and the standard P4 model will pair our processor alongside a MediaTek Dimensity 7400 Ultra 5G apps processor. In both device models, our visual processor enables 144 fps gaming on over 100 mobile games with real-time frame generation and AI-enhanced 1.5K resolution upscaling. In addition to delivering visual performance typically reserved for flagship smartphones, our rendering acceleration solution contributes to improved system responsiveness and extended gameplay while eliminating overheating and the need for performance throttling.
Touching briefly on our Home and Enterprise business, which comprises our visual processor System-on-Chips for the 3LCD digital projector market. Revenue increased by over 20% sequentially, driven by a combination of the traditional bounce-back from seasonally lower first quarter demand as well as the growing ramp in shipments of our newest SoC to our large co-development projector customer. Despite the ongoing dynamic global trade environment, we have yet to see evidence of meaningful impacts from our customers’ order patterns. Consistent with our comments last quarter, we continue to anticipate our total projector business in 2025 to look similar to 2024.
Shifting gears to a brief update on the adjacent revenue opportunities discussed in recent quarters.
Starting with transcoding, which again as a reminder we completed all scheduled end-of-life shipments of transcoding products during the fourth quarter of last year. Subsequently, we were approached by two different prior transcoding customers that expressed interest in sizable one-time orders for our prior transcoding chips that are no longer in production. As of today, we have a purchase order in-hand from one of the customers, and we expect to fulfill the entirety of this order during the fourth quarter. The second prior customer, representing the larger opportunity, is still evaluating whether to move forward. We’ve communicated a deadline to this customer, and we will know the outcome on this second opportunity by quarter-end.
Next with respect to ASIC design services. Having established a framework earlier this year, we now have a pipeline of prospective ASIC design service engagements. We are currently engaged with two different companies with the potential to become our first design service customer. Both of these initial ASIC design service customers have the potential to contribute revenue later this year, and we expect increased visibility on these respective opportunities in the coming months. In addition to working towards winning these two programs, we are continuing to focus on expanding our pipeline of design service opportunities.
Lastly, in terms of IP licensing. Since our previous 1Q conference call, the number of discussions and evaluations underway with third-parties have expanded meaningfully. Given the binary and sometimes open-ended nature of these programs, it’s challenging to provide definitive timelines and qualitative updates on these collective discussions. However, we are seeing progression – and we currently have active IP evaluations underway with 3 Tier 1 system companies in China and 1 Tier 1 system company in North America.
Given our previous actions to significantly reduce our cost structure and ongoing efforts to streamline the business, today we are better positioned to drive bottom-line results from a reasonably small uplift in revenue. Although the planned recovery in mobile revenue is taking a bit longer than previously anticipated, we are still targeting for our Pixelworks Shanghai subsidiary to reach profitability as soon as the fourth quarter.
Having said that, I want to share the latest status on our strategic review process. To briefly recap how and when this process originated. In the later part of 2024, we received inbound strategic interest in our Pixelworks Shanghai subsidiary. We engaged Morgan Stanley as an advisor and initiated a formal review process. In addition to reviewing the initial inbound interest, the process was expanded to include a strategic evaluation of potential alternative ownership structures as well as possible collaboration structures, all specific to our Shanghai-based subsidiary. Relatively early in the process, we received additional inbound interest from multiple other unrelated third-parties.
Following early-stage discussions with all interested parties as well as some preliminary due diligence, Pixelworks, Inc. imposed a deadline of May 31st to receive term sheets from all parties that were interested in moving forward. We received non-binding term sheets from three different potential buyers, and we’ve since been engaged due diligence with all three parties. I traveled to Shanghai last week and although the outcome is yet to be determined, we believe the process is progressing well and nearing closure – and likely to result in a new strategic direction for our Pixelworks Shanghai subsidiary before the end of the third quarter.
With that, I’ll turn the call to Haley to review the financials and provide guidance for the third quarter.

Haley Aman
Thank you, Todd.
Revenue for the second quarter of 2025 was $8.3 million compared to $7.1 million in the first quarter and $8.5 million in the second quarter of 2024. The sequential increase in second quarter revenue was primarily driven by product shipments in the home and enterprise market.
The breakdown of revenue in the second quarter was as follows:
•Home and Enterprise revenue was approximately $7.1 million.
•Revenue from Mobile was approximately $1.2 million.
Second quarter non-GAAP gross profit margin was 46.0%, compared to 49.9% in the first quarter of 2025, and 51.0% in the second quarter of 2024. The sequential decrease in gross profit margin reflected a unique mix consisting of a new product ramp within home and enterprise, however yields related to this new product ramp were better than originally expected leading to gross margin that was above our second quarter guidance range.
Non-GAAP operating expenses of $9.7 million in the second quarter, compared to $10.4 in the prior quarter and $12.8 million in the second quarter of 2024. The sequential and year-over-year decrease in operating expenses reflects the results of our previously taken actions to reduce operating expenses and streamline our overall cost structure.
Additionally, during the second quarter our Pixelworks Shanghai subsidiary received approximately $1.6 million in cash subsidies as part of its certified status in China’s ‘Little Giant’ Program. These subsidies effectively serve as reimbursement for certain purchases of IP and design tools as well as various R&D expenses. We recognized $800 thousand as Other Income in the second quarter, with the remainder of the total subsidies allocated as offsetting credits to applicable expense and balance sheet items.
On a non-GAAP basis, second quarter 2025 net loss was $5.3 million, or a loss of ($1.00) per share, compared to a net loss of $6.5 million, or a loss of ($1.30) per share, in the prior quarter, and a net loss of $7.7 million, or a loss of ($1.60) per share, in the second quarter of 2024.
Adjusted EBITDA for the second quarter of 2025 was a negative $4.3 million, compared to a negative $5.8 million in the prior quarter and a negative $7.0 million in the second quarter of 2024.
Turning to the balance sheet, we ended the second quarter with cash and cash equivalents of $14.3 million, compared to $18.5 million at the end of the first quarter.
Shifting to our current expectations and guidance for the third quarter of 2025.
Based on our existing backlog, we currently expect total revenue for the third quarter to be in a range of between $8.5 million and $9.5 million.
For the third quarter, we expect non-GAAP gross profit margin to be between 47% and 49%. This range primarily reflects a more favorable product mix within home and enterprise.
With respect to operating expenses, we expect third quarter operating expenses to be in a range of between $8.5 million and $9.5 million on a non-GAAP basis. Note, this range reflects the expected incremental benefits associated with our cost reduction actions taken during the first and second quarters.
Lastly, we expect third quarter non-GAAP EPS to range between a loss of ($0.70) cents per share and a loss of ($1.02) cents per share. That completes our prepared remarks, and we look forward to taking your questions. Operator, please proceed with the Q&A session. Thank you.